Exhibit 23.1
INSIGHT ENTERPRISES, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Insight Enterprises, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-147879, 333-110915, 333-42686, 33-96286, 33-96280, 33-03158, and 333-69113) on Form S-8 of Insight Enterprises, Inc. of our reports dated May 11, 2009, with respect to the consolidated balance sheets of Insight Enterprises, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, and to the reference to our firm in Item 6, Selected Financial Data, which reports and reference appear in the December 31, 2008, annual report on Form 10-K of Insight Enterprises, Inc.
Our report on the consolidated financial statements refers to a restatement of the consolidated financial statements as of December 31, 2007, and for each of the years in the two-year period ended December 31, 2007, and a change in the Company’s method of accounting for certain fair value measurements.
Our report dated May 11, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, expresses our opinion that Insight Enterprises, Inc. did not maintain effective internal control over financial reporting as of December 31, 2008, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state 1) a material weakness related to the proper disposition, reconciliation and monitoring of aged credits has been identified in management’s assessment and 2) the internal control over financial reporting of Calence, LLC, acquired in 2008, has been excluded from management’s assessment and from our audit of Insight Enterprises, Inc.’s internal control over financial reporting.
/s/ KPMG LLP
Phoenix, Arizona
May 11, 2009